UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2014

BEAM INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

This Current Report on Form 8-K is being filed by Beam Inc., a Delaware corporation (“Beam” or the “Company”), in connection with a Memorandum of Understanding (the “Memorandum of Understanding”) described below regarding the settlement of certain litigation relating to the previously announced Agreement and Plan of Merger, dated as of January 12, 2014 (as amended from time to time, the “Merger Agreement”), by and among Suntory Holdings Limited, a Japanese corporation (“Suntory Holdings”), SUS Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Suntory Holdings (“Sub”), and Beam. The Merger Agreement provides for, among other things, the acquisition of Beam by Suntory Holdings through the merger (the “Merger”) of Sub with and into Beam, with Beam surviving as a wholly-owned subsidiary of Suntory Holdings at the effective time of the Merger.

Pursuant to the Memorandum of Understanding, on March 11, 2014, Suntory Holdings, Sub and Beam entered into a First Amendment (the “Amendment”) to the Merger Agreement. The Amendment:

•	modifies Section 5.03(e) of the Merger Agreement such that Suntory Holdings’ matching rights (and the Company’s related obligations) (i) only apply with respect to an initial Competing Proposal (as defined in the Merger Agreement) that has been determined by the Company’s board of directors to constitute a Superior Proposal (as defined in the Merger Agreement) and (ii) do not apply with respect to any amendment or modification to any such Superior Proposal or any other Superior Proposal (or any amendment or modification to such other Superior Proposal);

•	modifies Section 7.02(b) (ii) of the Merger Agreement, reducing from twelve (12) months after the termination of the Merger Agreement to six (6) months after the termination of the Merger Agreement the period during which a termination fee would be payable to Suntory Holdings if the Company either consummated a Competing Proposal or entered into a definitive agreement with respect to any Competing Proposal that is subsequently consummated and certain other conditions are satisfied; and

•	modifies the definition of Company Termination Fee in the Merger Agreement, reducing from $425,000,000 to $382,500,000 the termination fee payable to Suntory Holdings in any of the circumstances where such termination fee would be payable under the Merger Agreement after 5:00 p.m. U.S. Central time on February 26, 2014.

The Merger Agreement, as amended by the Amendment, remains in full force and effect. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to Beam’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2014 and is incorporated in its entirety herein by reference. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated in its entirety herein by reference.

Item 8.01. Other Events.

Settlement of Certain Litigation

As previously disclosed by Beam in the discussion beginning on page 62 of its definitive proxy statement filed with the SEC on February 19, 2014 (the “Proxy Statement”), a lawsuit captioned Chichester v. Beam Inc., et al., Case No. 9259-VCN, was filed in the Delaware Court of Chancery against Beam, the members of Beam’s board of directors, Suntory Holdings and Sub. From January 24, 2014 through February 5, 2014, seven additional lawsuits were filed in the Delaware Court of Chancery. On February 10, 2014, the actions were consolidated under the caption In re Beam Inc. Stockholders Litigation, Case No. 9301-VCN (the “Delaware Litigation”).

Additionally, from January 16, 2014 through January 29, 2014, three lawsuits were filed in the Circuit Court of Cook County, Illinois, Chancery Division. On February 10, 2014, these actions were consolidated under the caption Miller v. Beam Inc., et al., Case No. 2014-CH-00932 (the “Illinois Litigation”), and on March 5, 2014, the Illinois Litigation was dismissed.

On March 11, 2014, the parties to the Delaware Litigation entered into the Memorandum of Understanding providing for the settlement of the Delaware Litigation, subject to certain confirmatory discovery by the plaintiffs in the Delaware Litigation and subject to the approval of the Delaware Court of Chancery.

The parties to the Merger Agreement believe that no amendment to the Merger Agreement is required under applicable laws. Moreover, Beam believes that no further disclosure is required to supplement the Proxy Statement under applicable laws. However, to avoid the risk that the Delaware Litigation may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending the Delaware Litigation, the parties to the Merger Agreement have agreed, pursuant to the terms of the Memorandum of Understanding, to adopt certain amendments to the Merger Agreement. Moreover, Beam has agreed, pursuant to the terms of the Memorandum of Understanding, to make certain supplemental disclosures to the Proxy Statement. The amendments to the Merger Agreement are described in Item 1.01 above, and the Amendment is filed as Exhibit 2.1 to this Current Report on Form 8-K. The supplemental disclosures to the Proxy Statement are set forth below.

The supplemental disclosures to the Proxy Statement set forth in this Current Report on Form 8-K should be read alongside the Proxy Statement, and to the extent that information in this Current Report on Form 8-K differs from information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede such information contained in the Proxy Statement. Defined terms used in the supplemental disclosures but not otherwise defined herein with respect to the supplemental disclosures to the Proxy Statement have the meanings set forth in the Proxy Statement.

Supplements to the Proxy Statement

The following disclosure supplements and restates the second sentence of the first paragraph on page 31 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

During the meeting, Mr. Shattock described his conversation with Mr. Saji on November 6, 2013, and the Board engaged in preliminary discussions regarding the proposal to acquire all of the outstanding shares of Beam common stock for $78.00 per share in cash, as set forth in the November 7, 2013 letter from Suntory Holdings (which we refer to as the “November 7 Proposal”).1

The following disclosure supplements and restates the fourth paragraph on page 31 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

On November 14, 2013, the Board held a special in-person meeting at which representatives of Centerview, Credit Suisse and Sidley Austin were present. During the meeting, Messrs. Probst and Shattock presented Beam’s current business outlook and management’s strategic plan for 2014 through 2016, summarizing the potential risks and opportunities in the plan. Messrs. Shattock and Probst then provided their perspective as to the November 7 Proposal, and Mr. Shattock described the November 12, 2013 meeting with Party X. Centerview and Credit Suisse discussed their preliminary financial review of the November 7 Proposal and potential alternative strategies and discussed with the Board potential next steps. These potential alternative strategies included pursuing a standalone strategy, a leveraged recapitalization, portfolio expansion, mergers and other potential transactions. After discussion, the Board unanimously determined not to proceed with discussions with Suntory Holdings on the basis of the November 7 Proposal, and the Board directed Mr. Mackay and Mr. Shattock to communicate this decision to Mr. Saji. The Board also directed Beam’s financial advisors to communicate to Suntory

[1]	The closing per share sales price of Beam common stock on November 7, 2013 was $67.54.

Holdings’ financial advisor, Morgan Stanley & Co. LLC acting together with Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (which we refer to collectively as “Morgan Stanley”), the Board’s decision and rationale.

The following disclosure supplements and restates the third sentence of the third paragraph on page 32 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

The Morgan Stanley representative confirmed that Suntory Holdings desired a negotiated transaction and stated that Suntory Holdings was increasing its proposed purchase price to $82.00 per share of Beam common stock (which we refer to as the “December 1 Proposal”).2

The following disclosure supplements and restates the sixth paragraph on page 32 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

Also on December 3, 2013, at Beam’s request, a Credit Suisse representative contacted a representative of Party X to follow up on the November 12, 2013 conversation between Mr. Shattock and a Party X representative. The Party X representative indicated that the November 12, 2013 conversation had been a preliminary conceptual discussion rather than a proposal and that Party X was not in a position to make any proposal at that time. The Credit Suisse representative had not been instructed to communicate to the Party X representative that any party had made an offer to acquire Beam, and the Credit Suisse representative did not inform the Party X representative of any such offer.

The following disclosure supplements and restates the third sentence of the fourth full paragraph on page 33 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

The Suntory Holdings representatives concluded their remarks by stating their belief that a combination with Beam would provide significant growth opportunities due to the combined company’s differentiated, unique portfolio, expanded global routes to market and further strengthened innovation capability. In addition, the Suntory representatives were complimentary of the Beam management team, and a Suntory representative told Mr. Shattock that Mr. Saji was interested in retaining Beam’s management team.

The following disclosure supplements and restates the first sentence of the last paragraph on page 33 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

On December 19, 2013, Mr. Saji and Messrs. Mackay and Shattock had a call, during which Mr. Saji stated that while he believed $82.00 per share of Beam common stock reflected the full value of Beam, Suntory Holdings would increase its proposed purchase price to $83.50 per share of Beam common stock (which we refer to as the “December 19 Offer”),3 but that $83.50 per share was Suntory Holdings’ final offer.

The following disclosure supplements and restates the second sentence of the third full paragraph on page 40 of the Proxy Statement in the section entitled “The Merger—Forward-Looking Financial Information”:

In connection with the evaluation of a possible transaction, our management prepared and provided to the Board on November 14, 2013, December 4, 2013 and January 12, 2014 forward-looking financial information for years 2014 through 2023 based upon projections developed by our management (which we refer to as the “financial projections”), which financial projections are summarized below.

[2]	The closing per share sales price of Beam common stock on November 29, 2013 (the trading day immediately preceding December 1, 2013) was $67.53.
[3]	The closing per share sales price of Beam common stock on December 19, 2013 was $66.94.

The following disclosure supplements and restates the table, accompanying footnotes and the paragraph immediately following such footnotes on page 42 of the Proxy Statement in the section entitled “The Merger—Forward-Looking Financial Information—Financial Projections”:

	Fiscal Years Ending December 31, (US$ in millions, except per share data)
	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Sales (Net of Excise Taxes)	$2,636	$2,741	$2,851	$2,965	$3,083	$3,207	$3,335	$3,468	$3,607	$3,751
EBITDA*(1)	838	894	954	1,023	1,091	1,163	1,239	1,309	1,382	1,459
EBIT*(2)(3)	710	759	812	870	927	988	1,053	1,112	1,174	1,240
Diluted Earnings Per Share*(4)	2.79	3.01	3.25	3.55	3.84	4.15	4.48	4.81	5.17	5.55
Unlevered Net Income*(3)(5)	508	539	573	613	654	697	742	784	828	874
Unlevered Free Cash Flow*(3)(6)	395	420	447	477	509	543	579	612	647	683
Equity Income	6	6	6	6	6	6	6	6	6	6

*	Before charges/gains.
(1)	Earnings before interest, income taxes, depreciation and amortization of intangible assets. Excludes equity income associated with our joint ventures. Such equity income is estimated to be approximately $6 million per year and was included in the EBIT, Diluted Earnings Per Share, Unlevered Net Income and Unlevered Free Cash Flow projections provided to the Board.
(2)	Earnings before interest and income taxes.
(3)	Includes equity income associated with our joint ventures.
(4)	The diluted earnings per share amounts presented above reflect the diluted earnings per share amounts contained in the financial projections as of January 12, 2014. The 2017E through 2023E diluted earnings per share amounts contained in the financial projections as of November 14, 2013 and December 4, 2013 were $0.01 to $0.03 less than the amounts set forth above. The increase in projected diluted earnings per share resulted from the fact that Beam’s cash and cash equivalents at December 31, 2013 were higher than anticipated in November 2013 and early December 2013.
(5)	Tax-effected EBIT including equity income associated with our joint ventures.
(6)	Cash flow from operations excluding interest payments and including equity income associated with our joint ventures less capital expenditures for property, plant and equipment additions. For purposes of this calculation, stock-based compensation is treated as a cash expense, and changes to working capital were taken into account in the calculation of free cash flow. Because, under GAAP, Beam does not consolidate the results of operations of its joint ventures into Beam’s financial statements, depreciation and amortization from the joint ventures were not included in the calculation of free cash flow.

Of the projections included in the table above, we provided to Suntory Holdings only sales (net of excise taxes), EBITDA (including equity income) and diluted earnings per share data for 2014, 2015 and 2016. Of the projections included in the table above, the Board was provided with data for 2014 through 2023 with the exception of unlevered net income and unlevered free cash flow data, for which the Board was provided data for only 2014-2018 and 2023.

The following disclosure supplements and restates the third sentence of the first paragraph on page 51 of the Proxy Statement in the section entitled “The Merger—Opinions of Our Financial Advisors—Summary of Joint Financial Analyses—Discounted Cash Flow Analysis”:

The present values (as of December 31, 2013) of the cash flows and terminal values were then calculated using discount rates ranging from 7.0% to 8.0%, derived utilizing a weighted average cost of capital calculation.

The following disclosure supplements and restates the section entitled “The Merger—Opinions of Our Financial Advisors—Summary of Joint Financial Analyses—Other Information” on page 51 of the Proxy Statement:

Other Information. Beam’s financial advisors observed certain additional factors that were not considered part of their financial analyses with respect to their respective opinions, but were referenced for informational purposes, including, among other things, the following:

•	historical trading performance of Beam common stock during the 52-week period ended January 10, 2014 (the last trading day prior to approval of the merger agreement by the Board), which reflected intraday low to high prices for Beam common stock during such period of approximately $59.42 to $70.63 per share;

•	publicly available Wall Street research analysts’ reports relating to Beam, which, based on commentary and other information included in such reports, indicated stock price targets for Beam common stock without “bid speculation” ranging from $57.00 to $76.00 per share (with a mean of $69.96 per share) and “bid speculation” price targets of $81.16 per share, $83.00 per share, $90.00 per share and $92.00 per share; and

•	latest 12 months and calendar years 2013 through 2015 implied EBITDA multiples and calendar year 2014 implied EPS multiples for Beam based on the per share merger consideration, publicly available information relating to Beam and internal forecasts and other estimates of Beam’s management, which indicated latest 12 months, calendar year 2013, calendar year 2014 and calendar year 2015 implied EBITDA multiples of 20.3x, 20.2x, 18.9x and 17.8x, respectively, and a calendar year 2014 implied EPS multiple of 30.0x.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of March 11, 2014, by and among Suntory Holdings Limited, SUS Merger Sub Limited and Beam Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC.
(Registrant)

Date: March 11, 2014	By:	/s/ Kenton R. Rose
	Name:	Kenton R. Rose
	Title:	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of March 11, 2014, by and among Suntory Holdings Limited, SUS Merger Sub Limited and Beam Inc.